L E T T E R  OF  I N T E N T

                                          September 22, 2000
Mr. William J. Bork
President
Penn National Gaming, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, PA  19610

Dear Bill,

Further to our recent discussions this letter shall serve to confirm the intent of PlayandWin, Inc., ("PWIN") to enter into good faith negotiations with Penn National Gaming, Inc., ("PENN NATIONAL") to conclude a contract under which the parties agree to carry out the following:

1.   PWIN  shall continue to embark upon a program  to  make
     Racingor available to racetracks ("Guest Tracks") throughout the United States by contracting with Guest Tracks in order that they may participate in Racingor.

2. As part of the said program, PWIN shall contract with various racetracks in the United States "(Host Tracks") to act as the host for the three designated Racingor races on any given day.

3. PENN NATIONAL shall act as the hub for all hosting and interface services in the United States in respect to
     Racingor   and  shall  provide  all  of  the  necessary
     infrastructure and support required for the efficient and timely operation of Racingor throughout the United States.

4. PENN NATIONAL shall collect the total amount wagered on Racingor by all patrons at all Guest Tracks on a given day ("Racingor Handle") less Racingor winner pay-outs, less an amount equal to twenty percent (20%) of the total wagered on Racingor by patrons at each Guest Track ("Commissions") which shall be retained by each Guest Track.

     In the event that Racingor settlement results in an amount due to the Guest Track, PENN NATIONAL will reimburse to the Guest Track.

     Separate payment procedures will be developed  by  PENN
     NATIONAL and PWIN for settlement in individual  winners
     in    excess   of   one   hundred   thousand    dollars
     ($100,000.00).

5. PENN NATIONAL shall provide accurate written reports to PWIN on a weekly basis detailing the total amount of the Racingor Handle and the amount thereof received by it together with all pay-outs made by it under the terms of the contract.

6.   PENN   NATIONAL  shall  be  responsible  for  providing
     accounting services to handle payments to all Guest Tracks and Host Tracks, payments to winners of Racingor, money room transfers and payments to PWIN.

7. PENN NATIONAL shall promptly remit to PWIN on a weekly basis 5.50% of the Racingor Handle.

8. PENN NATIONAL shall promptly remit to PWIN on a weekly basis 5.50% of the Racingor Handle.

9. PENN NATIONAL shall promptly remit to the Host Tracks on a weekly basis a percentage of the Racingor Handle as may be determined by PWIN from to time to time provided that the total amount shall not exceed 4.5%.

10. As compensation for PENN NATIONAL carrying out the responsibilities as described herein, PENN NATIONAL shall be entitled to retain 0.5% of the Racingor Handle.

11.  PENN   NATIONAL  shall  provide  PWIN  with  restricted
     computer access to and monthly reports from its Totalisator system to permit analyses of wagering trends and racing products. PENN NATIONAL shall assist PWIN in reviewing these reports with a view to determining the most popular signals and the largest possible fields for Racingor and developing new ways to increase the amount wagered on Racingor.

12.  PWIN  shall  have the right to examine the  records  of
     PENN  NATIONAL  at  any time on 10  days  notice.   The
     examination shall be at PWIN's cost unless the examination shall discover errors exceeding a 5% margin in which case PENN NATIONAL shall bear PWIN's examination cost.

13. PENN NATIONAL shall obtain all necessary regulatory approvals and licenses to enable it to carry out its responsibilities as described herein.

14. The contract shall be for such term as the Parties may mutually agree upon and the provisions of the contract shall be subject to final approval by the boards of the Parties hereto.

If the above-described terms and conditions accurately set out our mutual understandings and agreements please indicate by signing a copy of this letter in the space provided below and return an executed copy to us for our files. We will them move forward on the negotiation of the provisions and the execution of a final contract.

                                   Sincerely yours,

                                   PLAYANDWIN, INC.

                                   /s/ Stewart Garner
                                   Stewart Garner, President


The foregoing terms are in accordance with my understanding.

PENN NATIONAL GAMING INC.



per: /s/ William J. Bork                Date: 9/25/00
      AUTHORIZED SIGNING OFFICER